Exhibit 99.1

GUILD HOLDINGS COMPANY REPORTS FOURTH QUARTER AND
FULL YEAR 2022 RESULTS

•Originations of $19 Billion in 2022, Including $3 Billion in Fourth Quarter
•Net Revenue of $1 Billion in 2022, Including $134 Million in Fourth Quarter
•Net Income of $328 Million in 2022, Including a Loss of $15 Million in Fourth Quarter
•Adjusted Net Income of $70 Million in 2022, Including a Loss of $0.1 Million in Fourth Quarter
•Return on Equity of 30.3% and Adjusted ROE of 6.4% in 2022
•Gain on Sale Margin on Originations of 331 bps in the Fourth Quarter
•Purchase Recapture Rate of 25% in the Fourth Quarter
•Acquired Midwest Mortgage Lender, Expanded Presence Across 27 States
•Expanded Presence in Southwest Subsequent to Quarter-End With Acquisition

SAN DIEGO, California – March 9, 2023 – Guild Holdings Company (NYSE: GHLD) (“Guild” or the “Company”), a growth-oriented mortgage company that employs a relationship-based loan sourcing strategy to execute on its mission of delivering the promise of homeownership, today announced results for the fourth quarter and full year ended December 31, 2022.

“Guild’s differentiated business model delivered another year of profitability in 2022 as we leveraged our product mix, technology, servicing capabilities, and network of local loan officers. We demonstrated our proven ability to effectively navigate through a more challenging industry market and interest rate environment. This resilience was a direct result of our strategy, as more than 80% of our originated loans were purchase mortgages in 2022, including targeting first time buyer and diverse markets,” stated Mary Ann McGarry, Chief Executive Officer.

“From a capital allocation perspective, we continue to invest in our business to add value, both organically and through accretive acquisitions. In the fourth quarter and subsequent to year-end, we acquired two high quality mortgage companies as we execute on our strategy to grow both in existing markets and by entering new ones with selective acquisitions. Our business is scalable and repeatable, and with a well-capitalized balance sheet we are positioned to continue to invest in our growth. While the current rising rate environment is creating a more challenging backdrop in the near term, we remain focused on building long-term shareholder value.”

Fourth Quarter 2022 Highlights	Total in-house originations of $3.0 billion compared to $4.4 billion in the prior quarter
Originated 93% of closed loan origination volume from purchase business, compared to the Mortgage Bankers Association estimate of 83%
Net revenue of $134.3 million compared to $261.2 million in the prior quarter
Net loss of $15.0 million compared to net income of $77.4 million in the prior quarter
Servicing portfolio unpaid principal balance of $78.9 billion as of December 31, 2022, up 1% compared to $77.7 billion as of September 30, 2022

Adjusted net loss and adjusted EBITDA totaled ($0.1) million and $1.9 million, respectively, compared to adjusted net income and adjusted EBITDA of $24.1 million and $32.9 million, respectively, in the prior quarter

Return on equity of (4.8)% and adjusted return on equity of 0.0%, compared to 25.2% and 7.9%, respectively, in the prior quarter

Full Year 2022 Highlights	Total in-house originations of $19.1 billion compared to $36.8 billion in the prior year
Originated 81% of closed loan origination volume from purchase business, compared to the Mortgage Bankers Association estimate of 70%
Net revenue of $1.2 billion compared to $1.6 billion in the prior year
Net income of $328.6 million compared to $283.8 million in the prior year
Servicing portfolio unpaid principal balance grew 11% to $78.9 billion as of December 31, 2022 compared to $70.9 billion as of December 31, 2021
Adjusted net income and adjusted EBITDA totaled $70.0 million and $103.5 million, respectively, compared to $258.5 million and $366.2 million, respectively, in the prior year
Return on equity of 30.3% and adjusted return on equity of 6.4%, compared to 34.3% and 31.2%, respectively, in the prior year

Fourth Quarter and Full Year Summary
Please refer to “Key Performance Indicators” and “GAAP to Non-GAAP Reconciliations” elsewhere in this release for a description of the key performance indicators and definitions of the non-GAAP measures and reconciliations to the nearest comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

($ amounts in millions, except per share amounts)	4Q’22	3Q’22	%∆	FY22	FY21	%∆
Total in-house originations	$2,975.9	$4,363.8	(32)%	$19,123.2	$36,808.7	(48)%
Gain on sale margin on originations (bps)	331	354	(6)%	368	402	(8)%
Gain on sale margin on pull-through adjusted locked volume	351	349	1%	347	417	(17)%
UPB of servicing portfolio (period end)	$78,893.0	$77,735.7	1%	$78,893.0	$70,938.6	11%
Net revenue	$134.3	$261.2	(49)%	$1,164.8	$1,576.3	(26)%
Total expenses	$157.5	$174.5	(10)%	$744.8	$1,189.4	(37)%
Net (loss) income	($15.0)	$77.4	(119)%	$328.6	$283.8	16%
Return on equity	(4.8)%	25.2%	(119)%	30.3%	34.3%	(12)%
Adjusted net (loss) income	($0.1)	$24.1	(101)%	$70.0	$258.5	(73)%
Adjusted EBITDA	$1.9	$32.9	(94)%	$103.5	$366.2	(72)%
Adjusted return on equity	—%	7.9%	(101)%	6.4%	31.2%	(79)%
(Loss) earnings per share	($0.25)	$1.27	(119)%	$5.39	$4.69	15%
Diluted (loss) earnings per share	($0.25)	$1.26	(120)%	$5.35	$4.67	15%
Adjusted earnings per share	$—	$0.40	(101)%	$1.15	$4.27	(73)%
Origination Segment Results
Origination segment net loss was $26.6 million in the fourth quarter compared to net income of $1.5 million in the prior quarter primarily driven by lower origination volumes as a result of higher interest rates. Gain on sale margins on originations declined 23 bps quarter-over-quarter to 331 bps. Gain on sale margins on pull-through adjusted locked volume increased 2 bps quarter-over-quarter to 351 bps and total pull-through adjusted locked volume was $2.8 billion compared to $4.4 billion in the prior quarter.

($ amounts in millions)	4Q’22	3Q’22	%∆	FY22	FY21	%∆
Total in-house originations	$2,975.9	$4,363.8	(32)%	$19,123.2	$36,808.7	(48)%
In-house originations # (000’s)	9	13	(31)%	59	124	(52)%
Net revenue	$101.5	$158.7	(36)%	$717.9	$1,485.0	(52)%
Total expenses	$128.0	$157.2	(19)%	$653.9	$1,092.3	(40)%
Net (loss) income allocated to origination	($26.6)	$1.5	NM	$64.0	$392.8	(84)%

Servicing Segment Results
Net income attributed to the servicing segment was $21.5 million compared to $96.8 million in the prior quarter. The Company retained mortgage servicing rights (“MSRs”) for 89% of total loans sold in the fourth quarter of 2022.

Net revenue totaled $34.8 million compared to $104.1 million in the prior quarter primarily due to adjustments to the fair value of the Company’s MSRs. In the fourth quarter of 2022, fair value adjustments with respect to the Company’s MSRs totaled a loss of $29.9 million, compared to a gain of $41.8 million in the prior quarter. Guild’s purchase recapture rate was 25% in the fourth quarter of 2022, which reinforces the Company’s focus on customer service and synergistic business model.

($ amounts in millions)	4Q’22	3Q’22	%∆	FY22	FY21	%∆
UPB of servicing portfolio (period end)	$78,893.0	$77,735.7	1%	$78,893.0	$70,938.6	11%
# Loans serviced (000’s) (period end)	324	320	1%	324	301	8%
Loan servicing and other fees	$58.0	$57.6	1%	$223.4	$194.8	15%
Valuation adjustment of MSRs	($29.9)	$41.8	(172%)	$217.6	($101.6)	314%
Net revenue	$34.8	$104.1	(67)%	$453.4	$97.5	365%
Total expenses	$13.3	$7.3	82%	$44.4	$41.8	6%
Net income allocated to servicing	$21.5	$96.8	(78)%	$409.0	$55.6	636%
Share Repurchase Program
During the three months ended December 31, 2022, the Company repurchased and subsequently retired 262,950 shares of Guild's Class A common stock at an average purchase price of $10.14 per share. As of December 31, 2022, $14.4 million remains available for repurchase under the Company’s share repurchase program.

Balance Sheet and Liquidity Highlights
The Company’s operating cash position was $137.9 million at December 31, 2022. The Company’s unutilized loan funding capacity was $1.6 billion, while the unutilized MSR lines of credit was $215.0 million, based on total committed amounts and borrowing base limitations. The Company’s leverage ratio was 0.8x, defined as total secured debt including funding divided by tangible stockholders’ equity.

(in millions)	December 31, 2022	December 31, 2021
Cash and cash equivalents	$137.9	$243.1
Mortgage servicing rights, net	$1,139.5	$675.3
Warehouse lines of credit	$713.2	$1,927.5
Notes payable	$126.3	$250.2
Total stockholders’ equity	$1,249.3	$920.0

Webcast and Conference Call
The Company will host a webcast and conference call on Thursday, March 9, 2023 at 5 p.m. Eastern Time to discuss the Company’s results for the fourth quarter and full year ended December 31, 2022.

The conference call will be available on the Company's website at https://ir.guildmortgage.com/. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register. The conference call can also be accessed by the following dial-in information:

•1-877-300-8521 (Domestic)
•1-412-317-6026 (International)

A replay of the call will be available on the Company's website at https://ir.guildmortgage.com/ approximately two hours after the live call through March 23, 2023. The replay is also available by dialing 1-844-512-2921 (United States) or 1-412-317-6671 (international). The replay pin number is 10176192.
About Guild Holdings Company
Founded in 1960 when the modern U.S. mortgage industry was just forming, Guild Holdings Company is a nationally recognized independent mortgage lender providing residential mortgage products and local in-house origination and servicing. Guild’s collaborative culture and commitment to diversity and inclusion enable it to deliver a personalized experience for each customer. With more than 4,000 employees and over 270 retail branches, Guild has relationships with credit unions, community banks, and other financial institutions and services loans in 49 states and the District of Columbia. Guild’s highly trained loan professionals are experienced in government-sponsored programs such as FHA, VA, USDA, down payment assistance programs and other specialized loan programs. Its shares of Class A common stock trade on the New York Stock Exchange under the symbol GHLD.

Contacts
Investors: investors@guildmortgage.net 858-956-5130 Media: Melissa Rue Nuffer, Smith, Tucker mkr@nstpr.com 619-296-0605 Ext. 247

Forward-Looking Statements
This press release contains forward-looking statements, including statements about the Company’s scalable and repeatable business model, ability to capitalize on M&A opportunities, ability to increase shareholder value, and ability to continue to repurchase shares of the Company’s Class A common stock pursuant to its share repurchase program. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.

Important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements include, but are not limited to, the following: any disruptions in the secondary home loan market and their effects on our ability to sell the loans that we originate; any changes in macroeconomic and U.S. residential real estate market conditions; any changes in certain U.S. government-sponsored entities and government agencies, and any organizational or pricing changes in these entities, their guidelines or their current roles; any changes in prevailing interest rates or U.S. monetary policies; the effects of any termination of our servicing rights; the effects of our existing and future indebtedness on our liquidity and our ability to operate our business; any disruption in the technology that supports our origination and servicing platform; our failure to identify, develop and integrate acquisitions of other companies or technologies; the effects of the ongoing COVID-19 pandemic; pressure from existing and new competitors; any failure to maintain or grow our historical referral relationships with our referral partners; any delays in recovering service advances; inaccuracies in the estimates of the fair value of the substantial portion of our assets that are measured on that basis (including our MSRs); any failure to adapt to and implement technological changes; the failure of the internal models that we use to manage risk and make business decisions to produce reliable or accurate results; the degree of business and financial risk associated with certain of our loans; any cybersecurity breaches or other vulnerability involving our computer systems or those of certain of our third-party service providers; our inability to secure additional capital, if needed, to operate and grow our business; the impact of operational risks, including employee or consumer fraud, the obligation to repurchase sold loans in the event of a documentation error, and data processing system failures and errors; any repurchase or indemnification obligations caused by the failure of the loans that we originate to meet certain criteria or characteristics; the seasonality of the mortgage origination industry; any failure to protect our brand and reputation; any non-compliance with the complex laws and regulations governing our mortgage loan origination and servicing activities; our control by, and any conflicts of interest with, McCarthy Capital Mortgage Investors, LLC; the risks related to our status as a “controlled company”; the significant influence on our business that members of our board and management team are able to exercise as stockholders; our dependence, as a holding company, upon distributions from Guild Mortgage Company LLC to meet our obligations; the risks related to the trading market of our Class A common stock due to our dual class common stock structure; our ability to complete repurchases under the share repurchase program in the amount authorized or at all and the impact of the share repurchase program on our business and financial condition; the identification of material weaknesses in our internal control over financial reporting; and the other risks, uncertainties and factors set forth under Item IA. – Risk Factors and all other disclosures appearing in Guild’s Annual Report on Form 10-K for the year ended December 31, 2021, Quarterly Report on Form 10-Q for the quarter ended September 30, 2022 as well as other documents Guild files from time to time with the Securities and Exchange Commission.

The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in this press release. If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. Many of the important factors that will determine these results are beyond our ability to control or predict. Accordingly, you should not place undue reliance on any such forward-looking statements.

Any forward-looking statement speaks only as of the date on which it is made, and, except as otherwise required by law, we undertake no obligation to update any forward-looking statement made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments we may make.

Non-GAAP Financial Measures
To supplement our financial statements presented in accordance with GAAP and to provide investors with additional information regarding our GAAP financial results, we disclose certain financial measures for our consolidated and operating segment results on both a GAAP and a non-GAAP (adjusted) basis. The non-GAAP financial measures disclosed should be viewed in addition to, and not as an alternative to, results prepared in accordance with GAAP. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly titled measures presented by other companies.

Adjusted Net Income. We define Adjusted Net Income as earnings attributable to Guild before the change in the fair value measurements related to our MSRs, contingent liabilities related to completed acquisitions due to changes in valuation assumptions, amortization of acquired intangible assets and stock-based compensation. We exclude these items because we believe they are non-cash expenses that are not reflective of our core operations or indicative of our ongoing operations. Adjusted Net Income is also adjusted by applying an estimated effective tax rate to these adjustments. In addition we exclude the change in the fair value of MSRs due to changes in model inputs and assumptions from Adjusted Net Income and Adjusted EBITDA below because we believe this non-cash, non-realized adjustment to net revenues is not indicative of our operating performance or results of operations but rather reflects changes in model inputs and assumptions (e.g., prepayment speed, discount rate and cost to service assumptions) that impact the carrying value of the Company’s MSRs from period to period.

Adjusted Earnings Per Share. We define Adjusted Earnings Per Share as our adjusted net income divided by the basic weighted average shares outstanding of our Class A and Class B common stock.

Adjusted EBITDA. We define Adjusted EBITDA as earnings before interest (without adjustment for net warehouse interest related to loan fundings and payoff interest related to loan prepayments), taxes, depreciation and amortization and net income attributable to the non-controlling interest exclusive of any change in the fair value measurements of the MSRs due to valuation assumptions, contingent liabilities from business acquisitions and stock-based compensation. We exclude these items because we believe they are non-cash expenses that are not reflective of our core operations or indicative of our ongoing operations.

Adjusted Return on Equity. We define Adjusted Return on Equity as annualized Adjusted Net Income as a percentage of average beginning and ending stockholders’ equity during the period.

We use these non-GAAP financial measures to evaluate our operating performance, to establish budgets and to develop operational goals for managing our business. These non-GAAP financial measures are designed to evaluate operating results exclusive of fair value adjustments that are not indicative of management’s operating performance. Accordingly, we believe that these financial measures provide useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and future prospects.

Our non-GAAP financial measures are not prepared in accordance with GAAP and should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. There are a number of limitations related to the use of these non-GAAP financial measures rather than net income (loss) or net income (loss) attributable to Guild, which are the most directly comparable financial measures calculated and presented in accordance with GAAP for Adjusted Net Income and Adjusted EBITDA, and Return on Equity, which is the most directly comparable financial measure calculated and presented in accordance with GAAP for Adjusted Return on Equity. These limitations include that these non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and many of the adjustments to the GAAP financial measures reflect the exclusion of items that are recurring and may be reflected in the Company’s financial results for the foreseeable future. In addition, other companies may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison.

For more information on these non-GAAP financial measures, please see the “GAAP to Non-GAAP Reconciliations” included at the end of this release.

Consolidated Balance Sheets
(unaudited)

(in thousands, except share and per share amounts)	December 31, 2022	December 31, 2021
Assets
Cash and cash equivalents	$137,891	$243,108
Restricted cash	8,863	5,012
Mortgage loans held for sale	845,775	2,204,216
Ginnie Mae loans subject to repurchase right	650,179	728,978
Accounts and interest receivable	58,304	68,359
Derivative assets	3,120	27,961
Mortgage servicing rights, net	1,139,539	675,340
Intangible assets, net	33,075	41,025
Goodwill	176,769	175,144
Other assets	186,076	214,061
Total assets	$3,239,591	$4,383,204
Liabilities and stockholders’ equity
Warehouse lines of credit	$713,151	$1,927,478
Notes payable	126,250	250,227
Ginnie Mae loans subject to repurchase right	650,179	729,260
Accounts payable and accrued expenses	34,095	56,836
Accrued compensation and benefits	29,597	75,079
Investor reserves	16,094	18,437
Contingent liabilities due to acquisitions	526	59,500
Derivative liabilities	5,173	2,079
Operating lease liabilities	85,977	97,836
Note due to related party	530	2,614
Deferred compensation plan	95,769	101,600
Deferred tax liabilities	232,963	142,245
Total liabilities	1,990,304	3,463,191
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.01 par value; 50,000,000 shares authorized; no shares issued and outstanding	—	—
Class A common stock, $0.01 par value; 250,000,000 shares authorized; 20,583,130 and 20,723,912 shares issued and outstanding at December 31, 2022 and December 31, 2021, respectively	206	207
Class B common stock, $0.01 par value; 100,000,000 shares authorized; 40,333,019 shares issued and outstanding at December 31, 2022 and 2021	403	403
Additional paid-in capital	42,727	42,175
Retained earnings	1,205,885	877,194
Non-controlling interest	66	34
Total stockholders' equity	1,249,287	920,013
Total liabilities and stockholders’ equity	$3,239,591	$4,383,204

Consolidated Statements of Income
(unaudited)

	Three Months Ended		Year Ended December 31,
(in thousands, except per share amounts)	Dec 31, 2022	Sep 30, 2022	2022	2021
Revenue
Loan origination fees and gain on sale of loans, net	$98,445	$154,618	$703,674	$1,480,516
Loan servicing and other fees	57,984	57,647	223,403	194,759
Valuation adjustment of mortgage servicing rights	(29,888)	41,764	217,551	(101,572)
Interest income	20,483	17,575	68,144	64,110
Interest expense	(12,829)	(11,324)	(49,240)	(61,590)
Other income, net	107	940	1,289	87
Net revenue	134,302	261,220	1,164,821	1,576,310
Expenses
Salaries, incentive compensation and benefits	116,292	137,372	619,185	1,019,790
General and administrative	17,932	19,412	38,085	91,291
Occupancy, equipment and communication	17,120	17,302	71,707	67,328
Depreciation and amortization	3,909	3,895	15,525	11,488
Provision for (reversal of) foreclosure losses	2,274	(3,449)	300	(518)
Total expenses	157,527	174,532	744,802	1,189,379
(Loss) income before income tax (benefit) expense	(23,225)	86,688	420,019	386,931
Income tax (benefit) expense	(8,226)	9,321	91,389	103,149
Net (loss) income	(14,999)	77,367	328,630	283,782
Net income (loss) attributable to non-controlling interest	7	(7)	32	9
Net (loss) income attributable to Guild	$(15,006)	$77,374	$328,598	$283,773

Net (loss) income per share attributable to Class A and Class B Common Stock:
Basic	$(0.25)	$1.27	$5.39	$4.69
Diluted	$(0.25)	$1.26	$5.35	$4.67
Weighted average shares outstanding of Class A and Class B Common Stock:
Basic	60,914	$60,893	60,981	$60,511
Diluted	60,914	$61,563	61,379	$60,825

Key Performance Indicators

Management reviews several key performance indicators to evaluate our business results, measure our performance and identify trends to inform our business decisions. Summary data for these key performance indicators is listed below.

	Three Months Ended		Year Ended December 31,
($ and units in thousands)	Dec 31, 2022	Sep 30, 2022	2022	2021
Origination Data
$ Total in-house origination(1)	$2,975,912	$4,363,803	$19,123,199	$36,808,682
# Total in-house origination	9	13	59	124
$ Retail in-house origination	$2,855,174	$4,140,897	$18,314,160	$35,732,380
# Retail in-house origination	9	12	56	119
$ Retail brokered origination(2)	$35,435	$42,909	$196,714	$110,101
Total originations	$3,011,347	$4,406,712	$19,319,913	$36,918,783
Gain on sale margin (bps)(3)	331	354	368	402
Pull-through adjusted locked volume(4)	$2,804,503	$4,428,443	$20,272,208	$35,537,505
Gain on sale margin on pull-through adjusted locked volume (bps)(5)	351	349	347	417
Purchase recapture rate(6)	25%	28%	34%	32%
Refinance recapture rate(7)	20%	25%	43%	63%
Purchase origination %	93%	91%	81%	55%
Servicing Data
UPB (period end)	$78,892,987	$77,735,730	$78,892,987	$70,938,588
_________________
(1)Includes retail and correspondent loans and excludes brokered loans.
(2)Brokered loans are defined as loans we originate in the retail channel that are processed by us but underwritten and closed by another lender. These loans are typically for products we choose not to offer in-house.
(3)Represents loan origination fees and gain on sale of loans, net divided by total in-house origination to derive basis points.
(4)Pull-through adjusted locked volume is equal to total locked volume multiplied by pull-through rates of 93.4%, 94.6% and 91.5% as of December 31, 2022, September 30, 2022, and December 31, 2021, respectively. We estimate the pull-through rate based on changes in pricing and actual borrower behavior using a historical analysis of loan closing data and “fallout” data with respect to the number of commitments that have historically remained unexercised.
(5)Represents loan origination fees and gain on sale of loans, net divided by pull-through adjusted locked volume.
(6)Purchase recapture rate is calculated as the ratio of (i) UPB of our clients that originated a new mortgage with us for the purchase of a home in a given period, to (ii) total UPB of our clients that paid off their existing mortgage as a result of selling their home in a given period.
(7)Refinance recapture rate is calculated as the ratio of (i) UPB of our clients that originated a new mortgage loan for the purpose of refinancing an existing mortgage with us in a given period, to (ii) total UPB of our clients that paid off their existing mortgage as a result of a refinance in the same period.

GAAP to Non-GAAP Reconciliations
Reconciliation of Net (Loss) Income to Adjusted Net (Loss) Income
(unaudited)

	Three Months Ended		Year Ended December 31,
(in millions, except per share amounts)	Dec 31, 2022	Sep 30, 2022	2022	2021
Net (loss) income	$(15.0)	$77.4	$328.6	$283.8
Net income (loss) attributable to non-controlling interest(1)	—	—	—	—
Net (loss) income attributable to Guild	(15.0)	77.4	328.6	283.8
Add adjustments:
Change in fair value of MSRs due to model inputs and assumption	16.9	(61.4)	(300.9)	(49.4)
Change in fair value of contingent liabilities due to acquisitions	—	0.3	(45.1)	5.0
Amortization of acquired intangible assets	2.0	2.0	8.0	4.0
Stock-based compensation	2.4	1.9	7.3	6.0
Tax impact of adjustments(2)	(6.4)	3.9	72.1	9.2
Adjusted Net (Loss) Income	$(0.1)	$24.1	$70.0	$258.5

Weighted average shares outstanding of Class A and Class B Common Stock	61	61	61	61
(Loss) earnings per share	$(0.25)	$1.27	$5.39	$4.69
Adjusted earnings per share	$—	$0.40	$1.15	$4.27
_________________
Amounts may not foot due to rounding
(1)Net income (loss) attributable to non-controlling interest was $7 thousand, $(7) thousand, $32 thousand, and $9 thousand for the three month periods ended December 31, 2022 and September 30, 2022 and the year ended December 31, 2022 and 2021, respectively.
(2)Estimated effective tax rate used was 35.4%, 6.8%, 21.8% and 26.7% for the three month periods ended December 31, 2022 and September 30, 2022 and the year ended December 31, 2022 and 2021, respectively.
Reconciliation of Net (Loss) Income to Adjusted EBITDA (unaudited)

	Three Months Ended		Year Ended December 31,
(in millions)	Dec 31, 2022	Sep 30, 2022	2022	2021
Net (loss) income	$(15.0)	$77.4	$328.6	$283.8
Add adjustments:
Interest expense on non-funding debt	2.0	1.5	6.7	6.2
Income tax (benefit) expense	(8.2)	9.3	91.4	103.1
Depreciation and amortization	3.9	3.9	15.5	11.5
Change in fair value of MSRs due to model inputs and assumptions	16.9	(61.4)	(300.9)	(49.4)
Change in fair value of contingent liabilities due to acquisitions	—	0.3	(45.1)	5.0
Stock-based compensation	2.4	1.9	7.3	6.0
Adjusted EBITDA	$1.9	$32.9	$103.5	$366.2

Reconciliation of Return on Equity to Adjusted Return on Equity (unaudited)

	Three Months Ended		Year Ended December 31,
($ in millions)	Dec 31, 2022	Sep 30, 2022	2022	2021
Income Statement Data:
Net loss (income) attributable to Guild	$(15.0)	$77.4	$328.6	$283.8
Adjusted net (loss) income	$(0.1)	$24.1	$70.0	$258.5

Average stockholders’ equity	$1,257.4	$1,226.7	$1,084.7	$828.0
Return on Equity	(4.8%)	25.2%	30.3%	34.3%
Adjusted Return on Equity	—%	7.9%	6.4%	31.2%